UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                           FORM 8-K

                        CURRENT REPORT

              Pursuant to Section 13 or 15(a) of
              the Securities Exchange Act of 1934


                        Date of Report

                        March 31, 2003

                   COMPUDYNE CORPORATION
                   ---------------------
  (Exact name of registrant as specified in its charter)

                           NEVADA
                           ------
 (State or other jurisdiction of incorporation or organization)

        0-29798                             23-1408659
        -------                             ----------
 (Commission File Number)       (I.R.S. employer identification number)


    7249 National Drive
    Hanover, Maryland                                     21076
    -----------------                                     -----
(Address of principal executive office)                (Zip code)


         Registrant's telephone number, including area code
                           (410) 712-0275


ITEM 5.   OTHER EVENTS

     On March 24, 2003, the Registrant finalized the terms of and entered into a Fourth Amendment to Loan Agreement (the "Fourth Amendment") dated as of March 21, 2003, by and among it, its subsidiaries as Guarantors, SunTrust Bank ("SunTrust") and PNC Bank, National Association ("PNC Bank")(SunTrust and PNC Bank, collectively, the "Banks"). The Fourth

Amendment amends the provisions of the Loan Agreement pursuant to which the Registrant maintains its $30,000,000 credit facility, consisting of a combination of term loans and revolving credit.

     Pursuant to the terms of the Fourth Amendment, the Banks agreed to amendments to certain of the financial covenants governing the credit facility and waived compliance with two of those covenants as of December 31, 2002. The Fourth Amendment also requires that on or before June 30, 2003, the Registrant raise $7,000,000 of additional capital in the form of either (a) indebtedness subordinate to the indebtedness held by the Banks pursuant to the credit facility, or (b) new equity.

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 31, 2003


                               COMPUDYNE CORPORATION



                               By:---------/s/-------------
                                    Geoffrey F. Feidelberg
                               Its: Chief Financial Officer



                         INDEX TO EXHIBITS


Exhibit 99 - Fourth Amendment to Loan Agreement dated March 24, 2003 by and among CompuDyne Corporation, various subsidiaries of CompuDyne as Guarantors, SunTrust Bank and PNC Bank, National Association